UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: August 21, 2020

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA     94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On August 21, 2020, Xiaopei (Ray) Wang informed the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc. (the “Company”) that he will resign as a member of the Company’s Board, with such resignation to be effective immediately. Mr. Wang did not serve on any of the Board’s committees. Mr. Wang did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

(d)         On August 24, 2020, the Company announced that effective August 21, 2020, upon the resignation of Mr. Wang, the Board appointed Mr. Justin M. Hall to fill the vacancy on the Board resulting from the resignation of Mr. Wang. Mr. Hall will take Mr. Wang’s place as a Class II director to serve until the Company’s Annual Meeting of Stockholders in 2021, subject to his prior death, resignation or removal from office as provided by law. Mr. Hall will not serve on any of the Board’s committees.

Mr. Hall, age 42, currently serves as the Company’s Chief Executive Officer and General Counsel and has served in such position since June 2019. Mr. Hall served as the Company’s Interim President and Chief Executive Officer from March 2019 to June 2019 and as the Company’s Senior Vice President and General Counsel beginning in December 2015. Prior to this, he served as the Company's lead in-house counsel beginning in February 2013. Prior to joining NovaBay, Mr. Hall worked as Corporate Counsel at Accuray Incorporated, a radiation oncology company, which he joined in October 2006, where he reported directly to the General Counsel and provided substantive legal advice on a broad range of complex legal matters with a focus on employment, corporate compliance, and corporate governance. Mr. Hall also worked as an investment advisor and attorney for the 401(k) Resource Center, which he founded in January 2009, which helped plan sponsors manage their retirement plans by providing legal advice. Mr. Hall's prior experience also includes serving as an investment advisor at Sagemark Consulting from 2000 to 2006, and a stock broker at First Security Van Kasper from 1998 to 2001. Mr. Hall received a B.A. in Business Administration and Management from the University of California, San Diego, and a J.D. from the University of San Diego, School of Law.

Mr. Hall is party to an employment agreement with the Company, which is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2020 and such description is incorporated by reference herein. The incorporated description of the employment agreement with Mr. Hall does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. There is no other arrangement or understanding between Mr. Hall and any other person pursuant to which he was appointed as a director of the Company. As an employee director of the Company, Mr. Hall will not participate in the Company’s Non-Employee Director Compensation Program.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Mr. Justin Hall, dated January 31, 2020 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2020 (File No. 001-33678))
99.1	Press Release, dated August 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Chief Executive Officer and General Counsel

Dated: August 24, 2020